As Filed with the Securities and Exchange Commission on April 3, 2014

Registration No. 333-162208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3/A

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation or organization)

98-0358363

(I.R.S. Employer Identification No.)

185 The West Mall, Suite 701

Toronto, Ontario, Canada, M9C 5L5

Tel: (416) 596-7664

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Fayaz D. Suleman

c/o Corporation Service Company

2711 Centerville Road

Wilmington, DE 19808

(302) 636-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hellen Siwanowicz

McMillan LLP

Brookfield Place

181 Bay Street, Suite 4400

Toronto, Ontario

Canada M5J 2T7

(416) 865-7000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold securities formerly registered under the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On September 29, 2009, Vitran Corporation Inc., an Ontario corporation (the “Company”), filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-162208) (the “Registration Statement”), as amended on October 28, 2009 and further amended on November 12, 2009, to register the resale of the Company’s common shares (the “Securities”) by certain selling shareholders. The purpose of this Post-Effective Amendment No. 1 to Form S-3 Registration Statement is to withdraw and remove from registration all of the unsold Securities previously registered under the Registration Statement.

The Registration Statement is hereby amended to deregister all of the unsold Securities under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Canada, on this 3rd day of April, 2014.

VITRAN CORPORATION INC.

By:	/s/ Fayaz D. Suleman
Name:	Fayaz D. Suleman
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Trichilo Anthony Trichilo	President (Principal Executive Officer)	April 3, 2014

/s/ Fayaz Suleman Fayaz Suleman	Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2014

/s/ Josiane Langlois Josiane Langlois	Director	April 3, 2014

/s/ Chantal Martel Chantal Martel	Director	April 3, 2014